Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated to be effective as of February __, 2010 (this “Amendment”) is made among CONN’S, INC., a Delaware corporation (the “Parent”), CONN APPLIANCES, INC., a Texas corporation (“CAI”), CONN CREDIT I, LP, a Texas limited partnership (“CCI”), CONN CREDIT CORPORATION, INC., a Texas corporation (“CCCI”, together with CAI and CCI, collectively, “Borrowers”), BANK OF AMERICA, N.A., a national banking association, individually as a Lender (“BOA”) and as the administrative agent for the Lenders party to the Loan Agreement (as defined below) (in such latter capacity, together with any other Person who becomes Administrative Agent pursuant to Section 12.8 thereof, the “Agent”) and the banks and other financial institutions listed on the signature pages hereof under the caption “Lenders” (together with BOA, collectively, the “Lenders”).

Background

A.           The Parent, the Borrowers, the Agent and the Lenders have entered into a Loan and Security Agreement, dated as of August 14, 2008, (as amended, modified or supplemented from time to time, the “Loan Agreement”).  All capitalized terms used and not otherwise defined in this Amendment are used as defined in the Loan Agreement.

B.            The parties hereto wish to amend the certain terms of the Loan Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the Parent, the Borrowers, the Agent and the Lenders hereto hereby agree as follows:

Agreement

1.             Amendment to the Loan Agreement.

(a)           The following Definitions are added to Section 1.1 of the Loan Agreement in alphabetical order:

Adjusted Tangible Assets: all assets of Parent and Borrowers together with assets under the Existing Securitization Facility, on a consolidated basis, except (a)  patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (b) assets constituting intercompany Accounts; (c) assets located and notes and receivables due from obligors domiciled outside the United States of America or Canada; and (d) fixed assets to the extent of any write-up in the book value thereof.

Increased Reporting Period:  any time (i) a Default or Event of Default exists, or (ii) average Availability during any month (as reflected in the Loan Account) is less than 20% of the amount of aggregate outstanding Revolver Loans and stated amount of Letters of Credit.

Tangible Net Worth: at any date means an amount equal to: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, less (ii) the amount at which such Person’s liabilities would be shown on such balance sheet in accordance with GAAP (together with the outstanding obligations under the Existing Securitization Facility and to the extent such obligations are not included on the balance sheets, a pro forma calculation thereof), and including as liabilities all reserves for contingencies and other potential liabilities.

Total Liabilities to Tangible Net Worth Ratio: the ratio, determined as of the end of any Fiscal Quarter for the Parent and its Subsidiaries, on a consolidated basis, of (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP (together with the outstanding obligations under the Existing Securitization Facility and to the extent such obligations are not included on the balance sheets, a pro forma calculation thereof) as of the last day of such Fiscal Quarter, to (b) Tangible Net Worth as of the last day of such Fiscal Quarter.

(b)           The term “Applicable Margin” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Applicable Margin: with respect to any Type of Revolver Loan, the margin set forth in the chart below, as determined by the Fixed Charge Coverage Ratio for the last Fiscal Quarter, measured on a trailing 12 month basis:

Level	Fixed Charge Coverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans

I	> 1.75:1.00	2.25%	3.25%
II	≤1.75:1.00 and ≥ 1.50:1.00	2.50%	3.50%
III	<1.50:1.00	2.75%	3.75%

Until July 1, 2010, margins shall be determined as if Level III were applicable.  Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the most recently ended Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt.  If any financial statements and Compliance Certificate due in the preceding Fiscal Quarter have not been received on the due dates set forth in Section 10.1.2, then the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

(c)           The term “Dominion Trigger Period” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Dominion Trigger Period: the period (a) commencing on the day that (i) an Event of Default occurs, or (ii) average Availability during a month (as reflected in the Loan Account) is less than 15% of the amount of aggregate outstanding Revolver Loans and stated amount of Letters of Credit; or (iii) Availability is at any time less than 10% amount of aggregate outstanding Revolver Loans and stated amount of Letters of Credit, and (b) ending on the day (i) on which, during the preceding 90 consecutive days, no Event of Default has existed and Availability has at all times been greater than 10% of the amount of aggregate outstanding Revolver Loans; provided, that this clause (b)(i) shall only be applicable to the first commencement of such period hereunder, and (ii) determined by Agent in its sole discretion for any subsequent commencement of such period; provided, that with respect to any subsequent commencement of such period in order for the period to end the requirements in clause (b)(i) shall be satisfied.

(d)           The term “Fixed Charges” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Fixed Charges: without double counting, the sum (together with the applicable charges incurred under the Existing Securitization Facility) of interest expense (other than payment-in-kind), scheduled/amortized principal payments made on Borrowed Money, un-scheduled principal payments made on Borrowed Money (other than payments on account of the Obligations or any other revolving Debt permitted hereunder or amortization of Debt under the Existing Securitization Facility), book rent expense, cash income taxes paid, and Distributions made.

(e)           The term “Fixed Charge Coverage Ratio” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the most recent four Fiscal Quarters, of (a) EBITDAR (including the interest expense and amortization expense associated with the Existing Securitization Facility) minus unfinanced Net Capital Expenditures, to (b) Fixed Charges.

(f)            The term “Leverage Ratio” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

(g)           The term “Unused Line Fee Percentage” as defined in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Unused Line Fee Percentage: a percentage equal to (i) 0.75% per annum if the average daily balance of Revolver Loans and stated amount of Letters of Credit during the measurement quarter is less than 50% of the Revolver Commitments, and (b) 0.50% per annum if the average daily balance of Revolver Loans and stated amount of Letters of Credit during the measurement quarter is equal to or greater than 50% of the Revolver Commitments.

(h)           Section 8.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

8.1           Collateral Reports.  By the 20th day of each month and at such other times as Agent may request, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) (i) a Borrowing Base Certificate prepared as of the close of business of the previous month (provided, that Borrowing Base Certificates shall be delivered weekly during a Increased Reporting Period; further provided, that the calculation of contracts not qualifying as Eligible Contracts, the CAI Availability Reserve and CCI Availability Reserve shall be provided by Borrower on a monthly basis at all times), (ii) an aggregate list of the Borrowers’ Contracts, aged in 30 days contractual delinquency intervals and separately identifying the revolving Contracts; (iii) a calculation of the Past Due Percent, the Cash Recovery Percent, Collateral Adjustment Percentage, the Charge-Off Percent; the Eligible Contracts, the Eligible Inventory, the Eligible Credit Card Accounts; (iv) an Inventory turn report of the Borrowers’ Inventory; (v) a listing of each Borrower’s Inventory by location, specifying the amount of Inventory at each location; (vi) the summary balances of the Borrowers’ “primary portfolio” and “secondary portfolio” (as such portfolios are described in the Parent’s SEC filings) and delinquent balances of each such portfolio; (vii) such other reports as to the Collateral of the Borrower as the Agent shall reasonably request from time to time, together with a reconciliation to the general ledger; and (viii) a certificate of an officer of the Borrower Agent certifying as to the accuracy and completeness of the foregoing.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the CAI Availability Reserve or CCI Availability Reserve.

(i)            Section 10.1.1(b) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

(b)           Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to 2 times per Loan Year; and (ii) appraisals of Inventory up to 2 times per Loan Year; provided, however, that if an examination or appraisal is initiated during an Increased Reporting Period, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Subject to and without limiting the foregoing, Parent and Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group.  This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

(j)            Section 10.3.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

10.3.1      Minimum Fixed Charge Coverage Ratio.  Maintain Fixed Charge Coverage Ratio  measured quarterly on the last day of  each Fiscal Quarter on a trailing twelve month basis (i) for the Fiscal Quarter ending January 31, 2010 and April 30, 2010, at least equal to 1.10:1.00, and (ii) thereafter at a ratio at least equal to 1.30:1.00.

(k)           Section 10.3.2 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

10.3.2      Maximum Total Liabilities to Tangible Net Worth Ratio.  Maintain Total Liabilities to Tangible Net Worth Ratio not greater than the ratio set forth below for each Fiscal Quarter, measured as of the last day of each Fiscal Quarter:

Period	Ratio

Fiscal Quarter ending on or between January 31, 2010 and April 30, 2010	2.00:1.00
Fiscal Quarters ending on or between July 31, 2010 and January 31, 2011	1.75:1.00
Fiscal Quarter ending April 30, 2011 and each Fiscal Quarter thereafter	1.50:1.00

2.             CCI Availability Reserve.  Pursuant to subsection (g) of the definition of CCI Availability Reserve, the following reserve shall be implemented commencing upon the effectiveness of this Amendment.  At any time, measured as of the first day of each month, the Revolving Collateral Adjustment Percent exceeds 15%, an additional Availability Reserve shall be implemented which shall be in an amount equal to 1% for each whole percentage or fraction that the Revolving Collateral Adjustment Percent exceeds 15%.   “Revolving Collateral Adjustment Percent” means the Collateral Adjustment Percentage relating only to the portfolio of revolving Contracts as reported to Agent pursuant to Section 8.1.  For the avoidance of doubt, the adjustments to the advance rates based on the Collateral Adjustment Percentage shall continue as currently stated in the Loan Agreement.

3.             Representations and Warranties; No Default.  Each of the Parent and the Borrowers, hereby represents and warrants as of the effectiveness of this Amendment that:

(i)        no Default or Event of Default exists; and

(ii)       its representations and warranties set forth in Section 9 of the Loan Agreement (as amended hereby) are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date).

4.            Effectiveness; Binding Effect; Ratification.  This Amendment shall become effective, as of the date first set forth above upon receipt by the Agent of (i) the fees set forth in the Amendment Fee Letter dated February 4, 2010 from Agent to the Borrowers, and (ii) executed counterparts hereof from the Borrowers and each of the  Lenders whose consent is necessary to amend the Loan Agreement as set forth in this Amendment, and thereafter this Amendment shall be binding on the Agent, Borrowers and Lenders and their respective successors and assigns.

(a)          On and after the execution and delivery hereof, this Amendment shall be a part of the Loan Agreement and each reference in the Loan Agreement to “this Loan Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Loan Document to the Loan Agreement shall mean and be a reference to such Loan Agreement as amended hereby.

(b)          Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

5.            Miscellaneous.  (a)  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.  EACH OF THE PARTIES TO THIS AMENDMENT AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES COUNTY, CALIFORNIA IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT OR ANY LOAN DOCUMENT AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(b)          All reasonable costs and expenses incurred by the Agent in connection with this Amendment (including reasonable attorneys’ costs) shall be paid by the Borrowers.

(c)          Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(d)          This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PARENT:

CONN’S, INC.,
a Delaware corporation

By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer

BORROWERS:

CONN APPLIANCES, INC.,
a Texas corporation

By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer

CONN CREDIT I, LP,
a Texas limited partnership

By:	Conn Credit Corporation, Inc.,
a Texas corporation,
its sole general partner

By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer

CONN CREDIT CORPORATION, INC.,
a Texas corporation

By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ John Tolle
Name:	John Tolle
Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ T. C. Wilde
Name:	T. C. Wilde
Title:	Vice President

CAPITAL ONE, N.A.

By:	/s/ Lori S. Mitchell
Name:	Lori S. Mitchell
Title:	Executive Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Peter Ehlinger
Name:	Peter Ehlinger
Title:	Vice President

COMPASS BANK, successor in interest to GUARANTY BANK

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Sr. Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ R. Keith Kirby
Name:	R. Keith Kirby
Title:	Vice President

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